Exhibit 21

Subsidiaries of Registrant

Jurisdiction

3811 Bell Medical Properties, LLC	Delaware
5004 Pool Road Properties, LP	Texas
73 Medical Building, LLC	Connecticut
653 Town Center Investments, LLC	Arizona
653 Town Center Phase II, LLC	Arizona
ApaMed Properties, LLC	Arizona
Arlington Medical Properties, LLC	Arizona
Auburn Medical Properties II, LLC	Delaware
Banburry Medical Properties, LLC	Delaware
BRB/E Building One, LLC	Texas
Brunswick Associates, LLC	New York
Centennial Medical Properties, LLC	Delaware
Cimarron Medical Properties, LLC	Texas
Cobre Properties, LLC	Delaware
Cypresswood Investments, L.P	Georgia
Deerval Properties, LLC	Arizona
DesMed, LLC	Arizona
DTX Medical Properties, LLC	Texas
DVMC Properties, LLC	Arizona
Eagle Medical Properties, LLC	Michigan
Forney Deerval, LLC	Texas
Forney Willetta, LLC	Texas
FTX Healthcare GP, LLC	Texas
FTX MOB Phase II, LP	Texas
Gold Shadow Properties, LLC	Arizona
Grayson Properties, LP	Texas
Gulph Investments	Maryland
Hanover Medical Properties, LLC	Virginia
HNV Medical Properties, LLC	Nevada
NSHE TX Bay City, LLC	Texas
NSHE TX Cedar Park, LLC	Texas
NTX Healthcare Properties, LLC	Texas
NWTX Medical Properties, LLC	Texas
Oneida Medical Properties, LP	Texas
Osage Medical Properties, LLC	Arkansas
Ottumwa Medical Properties, LLC	Iowa
Palmdale Medical Properties, LLC	Delaware
Paseo Medical Properties II, LLC	Arizona
PAX Medical Holdings, LLC	Delaware
PCH Medical Properties, LLC	Arizona
PCH Southern Properties, LLC	Delaware
Riverdale Realty, LLC	Georgia
Santa Fe Scottsdale, LLC	Arizona
Saratoga Hospital Properties, LP	Texas
Sheffield Properties, LLC	Georgia
Shiloh Medical Properties, LLC	Arkansas
Sierra Medical Properties, LLC	Arizona
Sparks Medical Properties, LLC	Delaware
Spring Valley Medical Properties, LLC	Arizona
Spring Valley Medical Properties II, LLC	Delaware

Suburban Properties, LLC	Kentucky
Tuscan Medical Properties, LLC	Delaware
UHT TRS, LLC	Delaware
UHT/Ensemble Properties I, LLC	Delaware
Willetta Medical Properties, LLC	Arizona